Exhibit 19

Ex99.906Cert

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Ted Yarbrough, Chief Executive Officer and Director of YieldStreet Alternative Income Fund Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	September 4, 2025	/s/ Ted Yarbrough
Ted Yarbrough, Chief Executive Officer
(Principal Executive Officer)

I, Stephen Ferrara, Chief Financial Officer and Treasurer of YieldStreet Alternative Income Fund Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	September 4, 2025	/s/ Stephen Ferrara
Stephen Ferrara, Chief Financial Officer and Treasurer
(Principal Financial Officer)